Exhibit 1.3

Execution Version

AMENDMENT NO. 1 TO SELLING AGENCY AGREEMENT

THIS AMENDMENT NO. 1 dated as of August 7, 2024 (the “Amendment”) hereby amends the Selling Agency Agreement dated as of June 30, 2022 (the “Agreement”), between Idaho Power Company (the “Company”) and each of BofA Securities, Inc., MUFG Securities Americas Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc., KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC (collectively, the “Existing Agents”), with respect to the issue and sale by the Company of its First Mortgage Bonds, Secured Medium-Term Notes, Series M, Due from One Year to Forty Years from date of Issue (the “Notes”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

1. Amendments.

a. The Agreement shall be amended to include Mizuho Securities USA LLC and Morgan Stanley & Co. LLC as parties. Each reference to Agents in the Agreement and each schedule or exhibit thereto, including the Procedures, shall be deemed to refer to the Existing Agents, Mizuho Securities USA LLC and Morgan Stanley & Co. LLC, together.

b. Schedule I to the Agreement shall be amended to include the following under “Address for Notice to Agents”:

Notices to	Mizuho Securities USA LLC shall be directed to it at 1271 Avenue of the Americas New York, NY 10020

Attention of	Debt Capital Markets

Notices to	Morgan Stanley & Co. LLC shall be directed to it at 1585 Broadway New York, NY 10036

Attention of	Global Capital Markets

2. Joinder. Each of Mizuho Securities USA LLC and Morgan Stanley & Co. LLC hereby agree to become parties to the Agreement as Agents and to be bound by all terms and conditions applicable to the Agents thereunder and shall act in accordance with the Procedures.

3. Notice. This Amendment shall constitute reasonable prior notice to the Existing Agents as required under Section 2(a) of the Agreement.

4. Effect of Amendment. On and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Agreement as amended by this Amendment. Except as amended as set forth above, the Agreement shall continue in full force and effect and is hereby ratified and confirmed. The execution and delivery of this Amendment shall not operate as a waiver of any right, power or remedy of any party to the Agreement.

5. Modification. This Amendment may not be modified or amended except in writing duly executed by the parties hereto.

6. Applicable Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York.

7. Counterparts. This Amendment may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

[Signature Pages Follow]

The foregoing Amendment is hereby executed as of the date hereof.

IDAHO POWER COMPANY

By:	/s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Selling Agency Agreement]

The foregoing Amendment is hereby executed as of the date hereof.

BOFA SECURITIES, INC.		MUFG SECURITIES AMERICAS INC.

By:	/s/ Sandeep Chawla	By:	/s/ Lee Schreibstein
Name:	Sandeep Chawla	Name:	Lee Schreibstein
Title:	Managing Director	Title:	Managing Director

J.P. MORGAN SECURITIES LLC		U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Robert Bottamedi	By:	/s/ Brent Kreissl
Name:	Robert Bottamedi	Name:	Brent Kreissl
Title:	Executive Director	Title:	Managing Director

KEYBANC CAPITAL MARKETS INC.		WELLS FARGO SECURITIES, LLC

By:	/s/ Eamon McDermott	By:	/s/ Carolyn Hurley
Name:	Eamon McDermott	Name:	Carolyn Hurley
Title:	Managing Director	Title:	Managing Director

MIZUHO SECURITIES USA LLC		MORGAN STANLEY & CO. LLC

By:	/s/ Stephen E. Leamer	By:	/s/ Natalie Smithson
Name:	Stephen E. Leamer	Name:	Natalie Smithson
Title:	Managing Director	Title:	Vice President

[Signature Page to Amendment No. 1 to Selling Agency Agreement]